UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 12, 2021

QUANTA, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-56025	81-2749032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3606 W. Magnolia Blvd., Burbank, CA	91505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 659-8052

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

ITEM 3.02 Unregistered Sales of Equity Securities

As previously reported in the Current Report on Form 8-K filed on December 22, 2020, and in the Schedule 14F filed on December 30, 2020, the Board of Directors of QUANTA, INC. (the “Company”) previously approved the creation of 9,000 shares of Series B Convertible Preferred Stock and 1,000 shares of Series C Convertible Preferred Stock to be issued to certain Designees of Medolife Rx, Inc., a Wyoming corporation (“Medolife Rx”) pursuant to the conditions precedent to closing of the December 21, 2020 Securities Exchange Agreement, under which the Company acquired 51% of Medolife Rx.

Series B Convertible Preferred Stock

On January 14, 2021, the Board of Directors of the Company approved the issuance of all 9,000 of the 9,000 authorized shares of Series B Convertible Preferred Stock as follows:

Dr. Arthur Mikaelian	9,000 Shares of Series B Preferred Stock

Series C Convertible Preferred Stock

On January 14, 2021, the Board of Directors of the Company approved the issuance of all 1,000 authorized shares of Series C Convertible Preferred Stock to the following Medolife Rx Designees:

Trillium Partners LP	500 Shares of Series C Preferred Stock

Sagittarii Holdings, Inc.	500 Shares of Series C Preferred Stock

We claim an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

The foregoing description of the January 14, 2021 Unanimous Written Consent of the Board of Directors is qualified in its entirety by the Unanimous Written Consent of the Board of Directors dated January 14, 2021, filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 5.02 Appointment of New Officer

As previously reported in the Current Report on Form 8-K filed on December 22, 2020 and the Schedule 14F filed on December 30, 2020, on December 21, 2020, in connection with the entry into the Securities Exchange Agreement with Medolife Rx, Inc., Arthur G. Mikaelian, Ph.D was appointed as a member of the Board of Directors of Quanta, Inc.

On December 21, 2020, Dr. Mikaelian was also appointed to serve as the Company’s Chief Executive Officer, a role which he assumed on January 14, 2021.

Phil Sands continues to serve as President and Director of Quanta, Inc.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws

On January 12, 2021, the Company filed Certificates of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock in the State of Nevada.

Series B Convertible Preferred Stock

The terms of the Certificate of Designation of the Series B Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that the shares of Series B Convertible Preferred Stock are convertible into fifty-four percent (54%) of the issued and outstanding shares of the Company’s common stock on a fully converted basis. Each share of Series B Preferred Stock shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series B Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock, including common stock as the result of the purchase, exercise or conversion of outstanding derivative or convertible securities (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than one hundred twelve million five hundred thousand (112,500,000) shares (inclusive of conversions of Series B Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series B Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be one hundred twelve million five hundred thousand (112,500,000). Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as-converted basis, either by written consent or by proxy.

Series C Convertible Preferred Stock

The terms of the Certificate of Designation of the Series C Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that such Series C Convertible shares have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”) and each Series C Preferred Share shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock, including common stock as the result of the purchase, exercise or conversion of outstanding derivative or convertible securities (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than one hundred twelve million five hundred hundred thousand (112,500,000) shares (inclusive of conversions of Series C Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series C Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be one hundred twelve million five hundred thousand (112,500,000). Subject to the beneficial ownership limitations of 9.99%, set forth in Section 5 (b) of the attached Series C Convertible Preferred Stock Certificate of Designation, each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy.

The foregoing descriptions of the terms of the Certificates of Designation are qualified in their entirety by the Certificates of Designation that were filed with the Nevada Secretary of State on January 12, 2021, filed as Exhibits 10.2 and 10.3 to this report, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are furnished herewith:

Exhibit Number	Description
10.1	Unanimous Written Consent of the Board of Directors of Quanta, Inc. dated January 14, 2021

10.2	Certificate of Designation for Series B Preferred Stock filed in Nevada on January 12, 2021

10.3	Certificate of Designation for Series C Preferred Stock filed in Nevada on January 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTA, INC.

Date: January 15, 2021	By:	/s/ Arthur G. Mikaelian
	Name:	Arthur G. Mikaelian, PhD
	Title:	Chief Executive Officer